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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

        The undersigned hereby appoints J. Peter Ricketts as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending September 29, 2000, and any amendments thereto, required to be filed with the Securities and Exchange Commission by Ameritrade Holding Corporation.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of December, 2000.



/s/ Gene L. Finn
----------------------
Gene L. Finn, Director